Exhibit 5.1

One American Square | Suite 2900 | Indianapolis, IN 46282-0200 Chicago Columbus DuPage County, Ill. Indianapolis New York Philadelphia Washington, D.C.

Hillenbrand, Inc.
One Batesville Boulevard
Batesville, IN 47006

February 7, 2024

Ladies and Gentlemen:

We have acted as counsel to Hillenbrand, Inc., an Indiana corporation (the “Company”), and Hillenbrand Indiana Holdings LLC, an Indiana limited liability company (the “Indiana Co-Registrant” and, together with the Company, the “Issuers”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Issuers and the other co-registrants named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the Securities Act, of the following securities: (i) debt securities of the Company, in one or more series (“Debt Securities”); and (ii) guarantees of one or more of the co-registrants, including the Indiana Co-Registrant, to be issued in connection with the Debt Securities (the “Guarantee”). The Debt Securities and Guarantee are collectively referred to herein as the “Securities.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Each series of Debt Securities and any related Guarantee thereof will be issued pursuant to an Indenture, dated as of July 9, 2010 (the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as may be amended or supplemented from time to time, incorporated by reference as Exhibit 4.1 of the Registration Statement.

In connection with this opinion letter we have examined the Registration Statement and the exhibits being filed thereunder, including the Indenture, as amended and supplemented as of the date hereof, the Restated and Amended Articles of Incorporation of the Company, as amended, and the Amended and Restated Code of By-Laws of the Company, as amended, each in the form filed with the Commission (collectively, the “Company Organizational Documents”), the Articles of Organization of the Indiana Co-Registrant, as amended and the Operating Agreement of the Indiana Co-Registrant, each as amended as of the date hereof (collectively, the “Indiana Co-Registrant Organizational Documents” and, together with the Company Organizational Documents, the “Organizational Documents”), the resolutions adopted by the Board of Directors of the Company and the sole member of the Indiana Co-Registrant, respectively, effective as of February 5, 2024 relating to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuers, such agreements, certificates of public officials and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have also relied upon oral or written statements and representations of officers and other representatives of the Issuers and others.

In our examination, we have assumed, without independent verification: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

February 7, 2024

For the purposes of this opinion letter, we also have assumed that, at the time of the issuance, sale and delivery of each issue of Securities: (i) each Issuer will remain validly existing under Indiana law; (ii) the Registration Statement and any additional required post-effective amendments thereto will have become effective under the Securities Act, such effectiveness will not have been terminated or rescinded, and the Registration Statement and any such amendments will comply with all applicable laws; (iii) any Securities being offered will be issued and sold in compliance with applicable federal and state securities laws and as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other governmental or regulatory authorities will have been obtained; (v) the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed will continue to be true, accurate and complete; (vi) all actions necessary for the issuance of any Securities and the form and terms thereof will not (a) contravene the Organizational Documents, (b) violate any law, rule or regulation applicable to either Issuer or (c) result in any conflict with or breach of any agreement or document binding on either Issuer; and (vii) there shall not have occurred any change in law affecting the validity of any Securities to be issued.

The opinions set forth below are limited to the laws of the State of Indiana and the State of New York, and we do not express any opinion with respect to the laws, rules or regulations of any other jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.            With respect to any series of Debt Securities covered by the Registration Statement, when (i) appropriate corporate action under the laws of the State of Indiana has been taken to authorize the issuance and terms of such series of Debt Securities and related matters and, if necessary, to authorize the execution and delivery of a supplement to the Indenture and (ii) such series of Debt Securities has been duly executed and authenticated in accordance with the provisions of the Indenture, as supplemented, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, such series of Debt Securities, when issued and sold in accordance with the Indenture, as supplemented, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.            With respect to the Guarantee of the Indiana Co-Registrant, when (i) appropriate limited liability company action under the laws of the State of Indiana has been taken to authorize the issuance and terms of such Guarantee and related matters and, if necessary, to authorize the execution and delivery of a supplement to the Indenture and (ii) such Guarantee has been duly executed and authenticated in accordance with the provisions of the Indenture, as supplemented, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration for the related Debt Securities, such Guarantee, when issued and sold in accordance with the Indenture, as supplemented, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be valid and legally binding obligations of the Indiana Co-Registrant, enforceable against the Indiana Co-Registrant in accordance with their respective terms.

February 7, 2024

The opinions set forth above are subject to the following: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the discretion of the court before which any proceeding therefor may be brought; (c) public policy considerations which may limit the rights of parties to obtain remedies; (d) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to a liability, whether because such indemnification or contribution is contrary to public policy or otherwise; (e)  the unenforceability of any provision requiring the payment of attorneys’ fees, except to the extent a court determines such fees to be reasonable; (f) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (g) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; (h) the Securities being offered, will be issued and sold solely in the manner stated in the Registration Statement, any appropriate prospectus supplement or other offering material; and (i) in the case of any underwriting agreement and any other agreements or instruments pursuant to which any Securities are to be issued or sold that come into existence after the date of this opinion or that were otherwise not provided to us (including, without limitation, any supplements to or other amendments of the Indenture), that such agreements or instruments shall not contain any terms or provisions that would have the effect, under applicable law, of vitiating or creating a contractual defense to the validity and legally binding nature of such instrument or agreement, or that would affect the validity of any of the opinions rendered herein.

We express no opinion as to (a) the enforceability of the waiver of rights or defenses contained in the Indenture; (b) any provisions of the Debt Securities or the Indenture that may provide for interest on interest or penalty interest or whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (c) the effectiveness of any waiver in respect of any of the Securities of any rights that a party has, or of duties that are owed to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity; (d) whether a subsidiary may guarantee or otherwise be liable for indebtedness incurred by its parent (direct or indirect) (i) where, in the case of the Indiana Co-Registrant, such guarantee is not bona fide under Indiana law, or (ii) to the extent that it has not been determined that such subsidiary has benefited from the incurrence of the indebtedness by its parent (direct or indirect) or if any such benefit is measured other than by the extent to which the proceeds of the indebtedness incurred by its parent (direct or indirect) are, directly or indirectly, made available to such subsidiary for its corporate, limited liability company or other analogous purposes; or (e) the impact, if any, on the enforceability of the Guarantee of the acts or omissions of the holder of the Guarantee after execution and delivery thereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectuses which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ice Miller LLP